Exhibit 10.17

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THIS INSTRUMENT AND THE INDEBTEDNESS, RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN SUBORDINATION AGREEMENT (AS AMENDED, RESTATED, SUPPLEMENTED OR MODIFIED FROM TIME TO TIME, THE “SUBORDINATION AGREEMENT”) DATED AS OF JANUARY 17, 2023 BY AND AMONG THE REPRESENTATIVE OF THE SUBORDINATED LENDER IDENTIFIED THEREIN AND RUNWAY GROWTH FINANCE CORP. IN ITS CAPACITY AS AGENT FOR CERTAIN LENDERS (TOGETHER WITH ITS SUCCESSORS AND ASSIGNS, “AGENT”), TO CERTAIN INDEBTEDNESS, RIGHTS, AND OBLIGATIONS OF FISCALNOTE, INC., CQ-ROLL CALL, INC., VOTERVOICE, L.L.C., CAPITOL ADVANTAGE LLC, AND SANDHILL STRATEGY, LLC, TO AGENT AND SENIOR LENDERS (AS DEFINED THEREIN) AND LIENS AND SECURITY INTERESTS OF AGENT SECURING THE SAME ALL AS DESCRIBED IN THE SUBORDINATION AGREEMENT; AND EACH HOLDER AND TRANSFEREE OF THIS INSTRUMENT, BY ITS ACCEPTANCE HEREOF, IRREVOCABLY AGREES TO BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT. IN CASE OF ANY CONFLICT BETWEEN THE TERMS OF THIS INSTRUMENT AND THE EXPRESS PROVISIONS OF THE SUBORDINATION AGREEMENT, SUCH EXPRESS PROVISIONS OF THE SUBORDINATION AGREEMENT SHALL CONTROL.

FISCALNOTE HOLDINGS, INC.

SUBORDINATED CONVERTIBLE PROMISSORY NOTE

£

Issue Date: January 17, 2023

FOR VALUE RECEIVED, FiscalNote Holdings, Inc., a Delaware corporation (the “Company”), promises to pay to [LENDER NAME] (“Payee”), in lawful money of the United Kingdom (or the equivalent amount thereof in United States Dollars as determined by the Company at such time on the basis of the Spot Rate (as defined below) for the purchase of United States Dollars (any payment determined in such manner, the “Applicable Payment”)) the principal sum of [___] (£[____]), or such lesser amount as shall equal the outstanding principal amount of this Subordinated Convertible Promissory Note (this “Note”). This Note is a “Promissory Note” issued pursuant to the Purchase Agreement (as defined below) and is one of a series of subordinated convertible promissory notes (collectively, the “Series 1 Notes”) issued by the Company to investors with identical terms and on the same form as set forth herein (except that the payee and principal amount may differ in each Series 1 Note). Except as otherwise indicated, capitalized terms used but defined in this Note have the meanings ascribed to such terms in the Subordination Agreement.

The following is a statement of the rights of Payee and the conditions to which this Note is subject, and to which Payee, by the acceptance of this Note, agrees:

1.	Payments.

(a) Interest. Interest will accrue on the unpaid principal amount of this Note at the rate of eight percent (8%) per annum (calculated on an assumed year of 360 days, for the actual number of days elapsed). Accrued but unpaid interest on this Note shall be converted to additional principal amounts on each one-year anniversary of the date of issuance of this Note, at which point, the Payee will receive compounded interest on the additional principal amounts annually credited to principal.

(b) Voluntary Prepayment. This Note may be prepaid by the Company in whole or in part without premium, penalty or fee, together with accrued interest thereon, in lawful money based upon the Applicable Payment, upon at least ten (10) business days (the “Prepayment Notice Period”) prior written notice to the Payee, if such prepayment is made in connection with any (i) refinancing of the Senior Loans; (ii) restructuring or material amendment of the Senior Loans (it being agreed that an extension of the term of the Senior Loans or change in the amortization or any other financial terms of the Senior Loans shall be sufficient (but not necessary) to constitute a material amendment of the Senior Loans); (iii) any exchange or conversion of all or portion of the Senior Loans for or to any equity securities of any Person as a result of which all or any material portion of the Senior Loans is repaid, retired or exchange for equity, cancelled, extinguished or otherwise discharged; (iv) any debt workout or similar transaction involving the Senior Loans, including in connection with any consensual or negotiated arrangement; or (v) other transactions that have substantially the effect of any of the foregoing. During the Prepayment Notice Period, the Holder or Requisite Holders may exercise such party’s conversion rights pursuant to Section 2(b) hereof or Section 2(c) hereof, respectively, by complying with the procedures of such applicable section.

(c) Maturity. Unless earlier converted into Common Stock (as defined below), the principal and accrued interest of this Note will be due and payable by the Company on January 27, 2028 (the “Maturity Date”), with such amount to be paid in lawful money based upon the Applicable Payment.

2.	Conversion. This Note will be convertible into Common Stock pursuant to the following terms:

(a) Defined Terms. The terms defined in this Section 2(a) whenever used in this Note shall have the respective meanings hereinafter specified.

(i) “Common Stock” means Class A Common Stock, par value $0.0001 per share, of the Company, and stock of any other class of securities into which such securities may hereafter be reclassified or changed into.

(ii) “Conversion Event” means a conversion of the principal amount of this Note and accrued interest thereon into shares of Common Stock pursuant to Section 2.

(iii) “Conversion Shares” means shares of Common Stock issued to Payee as a result of a Conversion Event.

(iv) “Company VWAP Conversion Period” means the five (5) consecutive trading day period ending on the last trading day of the calendar month used to determine the VWAP Conversion Price.

(v) “Enforcement Action” means any of (a) to take from or for the account of the Company, by set-off or in any other manner, the whole or any part of any moneys which may now or hereafter be owing to the Company or any such guarantor with respect to any Senior Loans; (b) to sue for payment of, or to initiate or participate with others in any suit, action or proceeding against the Company or any such guarantor to (i) enforce payment of or to collect the whole or any Senior Loans, or (ii) commence judicial enforcement of any of the rights and remedies under the Senior Loan Documents or applicable law with respect to the Senior Loan Documents; (c) to accelerate all or a portion of the Senior Loans; (d) to exercise any put option or to cause the Company or any such guarantor to honor any redemption or mandatory prepayment obligation under any Senior Loan Document; (e) to notify account debtors or directly collect accounts receivable or other payment rights of the Company or any such guarantor; or (f) to take any action under the provisions of any state or federal law, including, without limitation, the Uniform Commercial Code, or under any contract or agreement, to enforce, foreclose upon, take possession of or sell any property or assets of the Company or any such guarantor including the Collateral.

(vi) “Family Trust” means a trust (whether arising under a settlement inter vivos or a testamentary disposition by whomsoever made or on an intestacy) under which the only persons being (or capable of being) beneficiaries are the individual Payee and/or his or her Privileged Relations.

(vii) “Fixed Conversion Price” means ten dollars ($10.00) per share, subject to appropriate adjustment in the event of any stock dividend, stock split, reverse stock split, combination or other similar recapitalization with respect to Common Stock.

(viii) “Payee” shall mean the Person specified in the introductory paragraph of this Note or any Person who shall at the time be the registered holder of this Note.

(ix) “Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

(x) “Privileged Relations” shall mean, in relation to a Payee, a spouse of that Payee, and that Payee’s parents, children and grandchildren (including for this purpose any stepchild, adopted child or illegitimate child of any such Payee or his or her lineal descendants) but not being an infant or undischarged bankrupt and “Privileged Relation” shall mean any one of them.

(xi) “Purchase Agreement” shall mean that certain Sale and Purchase Agreement, dated as of January        , 2023 (as amended, modified or supplemented), by and among the Company and the Persons listed therein as “Sellers”, pursuant to which the Company acquired the entire issued share capital of Dragonfly Eye Limited.

(xii) “Requisite Holders” means, as of a specified date, the holders of Series 1 Notes that collectively hold more than fifty percent (50.0%) of the aggregate principal amount of the Series 1 Notes as of such date.

(xiii) “Rule 144 Trigger Date” means 2 August 2023.

(xiv) “Securities Act” shall mean the Securities Act of 1933, as amended.

(xv) “Trading Market” means the New York Stock Exchange, the Nasdaq Global Select Market or another similar national securities exchange on which the Company’s Common Stock is then listed or traded.

(xvi) “VWAP” means, for any date, the price determined as follows: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (or any successor thereto), or (b) if the Common Stock is not then listed or quoted on a Trading Market, the fair market value of a share of Common Stock as determined by the Board of Directors of the Company in good faith.

(xvii) “VWAP Conversion Price” means, in respect of a Conversion Event specified in Section 2(e), the average VWAP for the five (5) consecutive trading day period ending on the last trading day of the calendar month preceding the date of the Company VWAP Conversion Notice (as defined below) delivered to the holders of Series 1 Notes.

(b) Payee Conversion Election. At any time following the eighteen (18) month anniversary of the Issue Date, and continuing thereafter while any portion of the principal and accrued interest remains unpaid, the Payee may irrevocably elect to convert the entire principal amount of this Note and accrued interest thereon into shares of Common Stock at the Fixed Conversion Price. In the event the Payee elects to convert this Note into shares of Common Stock pursuant to this Section 2(b), the Payee shall send the Company a written notice of such election (the “Payee Election Notice”), which notice shall be dated and signed by an authorized representative of Payee, shall conspicuously state that the Payee has elected to convert the Note into shares of Common Stock pursuant to this Section 2(b), that such election is irrevocable, and provide a current mailing address for Payee. Subject to Section 2(f), as promptly as reasonably practicable (but in no event later than ten (10) business days of the Company’s receipt of the Payee Election Notice), the Company shall issue to Payee such number of shares of Common Stock, which shall not bear a restrictive legend or coding, and be immediately eligible for resale by Payee pursuant to Rule 144 of the Securities Act, equal to (x) the unpaid principal amount and accrued interest thereon under this Note divided by (y) the Fixed Conversion Price. For all purposes, interest on the principal amount of the Note shall be deemed to have ceased accruing as of the date of the Payee Election Notice. Upon the issuance of Conversion Shares pursuant to this Section 2(b), the Company’s obligations in respect of the Note with the exception of those obligations under Section 2(f) and Section 7 hereof, which shall continue, shall be deemed to be satisfied in all respects and this Note shall be deemed to have been cancelled with no further action required by any Person.

(c) Requisite Holder Election. At any time following the eighteen (18) month anniversary of the Issue Date, and continuing thereafter while any portion of the principal and accrued interest remains unpaid, the Requisite Holders, on behalf of all holders of Series 1 Notes, may irrevocably elect to convert the entire principal amount of each Series 1 Note and accrued interest thereon into shares of Common Stock at the Fixed Conversion Price. In the event the Requisite Holders elect to convert the Series 1 Notes into shares of Common Stock pursuant to this Section 2(c), the Requisite Holders shall send the Company a written notice of such election (the “Requisite Holder Election Notice”), which notice shall be dated and signed by an authorized representative of each Requisite Holder, shall set forth the aggregate principal amount of the Series 1 Notes held by the Requisite Holders that are signatory to such election, shall conspicuously state that the Requisite Holders have elected on behalf of all holders of Series 1 Notes to convert such Series 1 Notes into shares of Common Stock pursuant to this Section 2(c), and provide a mailing address for each Requisite Holder. Subject to Section 2(f), as promptly as reasonably practicable (but in no event later than within ten (10) business days of the Company’s receipt of the Requisite Holder Election Notice), the Company shall issue to each holder of Series 1 Notes such number of shares of Common Stock, which shall not bear a restrictive legend or coding, and be immediately eligible for resale by Payee pursuant to Rule 144 of the Securities Act, equal to (x) the unpaid principal amount and accrued interest thereon under such Series 1 Note divided by (y) the Fixed Conversion Price. For all purposes, interest on the principal amount of the Series 1 Notes shall be deemed to have ceased accruing as of the date of the Requisite Holder Election Notice. Upon the issuance of Conversion Shares pursuant to this Section 2(c), the Company’s obligations in respect of the Series 1 Notes, with the exception of those obligations under Section 2(f) and Section 7 hereof, which shall continue, shall be deemed to have been satisfied in all respects and the Series 1 Notes shall be deemed to have been cancelled with no further action required by any Person.

(d) Company Fixed Price Conversion Election. Commencing on the Rule 144 Trigger Date, and continuing thereafter while any portion of the principal and accrued interest remains unpaid, the Company may irrevocably elect to convert the entire principal amount of each outstanding Series 1 Note and accrued interest thereon into shares of Common Stock at the Fixed Conversion Price, provided, that the average VWAP of Common Stock during any five (5) consecutive day trading period (the “Company Fixed Priced VWAP Period”) following the date of the issuance of the Series 1 Notes equals or exceeds eleven dollars and fifty cents ($11.50); provided, further, that the Company sends the Company Fixed Price Conversion Notice (as defined below) within five (5) business days following the last trading day of the applicable Company Fixed Priced VWAP Period. For the avoidance of doubt, the Company’s right to elect to convert the Series 1 Notes into Common Stock pursuant to this Section 2(d) is not a one-time right. Rather, the Company’s right to effect a conversion of Series 1 Notes into Common Stock pursuant to this Section 2(d) arises each time the average VWAP of Common Stock during any five (5) consecutive day trading period exceeds eleven dollars and fifty cents ($11.50). In the event the Company elects to convert the Series 1 Notes into shares of Common Stock pursuant to this Section 2(d), the Company shall send to all holders of Series 1 Notes a written notice of such election (the “Company Fixed Price Conversion Notice”), which notice shall be dated and signed by an authorized representative of the Company and shall conspicuously state that the Company has irrevocably elected to convert all outstanding Series 1 Notes into shares of Common Stock at the Fixed Conversion Price pursuant to this Section

2(d). Subject to Section 2(f), within five (5) business days of the Company’s delivery of the Company Fixed Price Conversion Notice, the Company shall issue to each holder of Series 1 Notes such number of shares of Common Stock, which shall not bear a restrictive legend or coding, and be immediately eligible for resale by Payee pursuant to Rule 144 of the Securities Act, equal to (x) the unpaid principal amount and accrued interest thereon under such Series 1 Note divided by (y) the Fixed Conversion Price. For all purposes, interest on the principal amount of the Series 1 Notes shall be deemed to have ceased accruing as of the date of the Company Fixed Price Conversion Notice. Upon the issuance of Conversion Shares pursuant to this Section 2(d) in respect of a Series 1 Note, the Company’s obligations in respect of such Series 1 Note with the exception of those obligations under Section 2(f) and Section 7 hereof, which shall continue, shall be deemed to have been satisfied in all respects and such Series 1 Note shall be deemed to have been cancelled with no further action required by any Person.

(e) Company VWAP Conversion Election. Commencing on the Rule 144 Trigger Date, and continuing thereafter while any portion of the principal and accrued interest remains unpaid, the Company may irrevocably elect to convert the entire principal amount of each outstanding Series 1 Note and accrued interest thereon into shares of Common Stock at the VWAP Conversion Price. In the event the Company elects to convert the outstanding Series 1 Notes into shares of Common Stock pursuant to this Section 2(e), the Company shall send to all holders of Series 1 Notes a written notice of such election (the “Company VWAP Conversion Notice” and together with the Payee Election Notice, the Requisite Holders Election Notice, and the Company Fixed Conversion Notice, the “Conversion Notices” and each, individually, a “Conversion Notice”), which Conversion Notice shall be dated and signed by an authorized representative of the Company, shall conspicuously state that the Company has irrevocably elected to convert all outstanding Series 1 Notes into shares of Common Stock at the VWAP Conversion Price pursuant to this Section 2(e), and shall provide the VWAP Conversion Price and the calculation thereof. In the event that the Company does not send the Company VWAP Conversion Notice during the calendar month following the last trading day in the Company VWAP Conversion Period, then the Company shall be prohibited from electing to convert all outstanding Series 1 Notes into shares of Common Stock based upon the applicable Company VWAP Conversion Period. For the avoidance of doubt, the Company will be permitted to convert the Series 1 Notes into Common Stock based upon any subsequent Company VWAP Conversion Period. Subject to Section 2(f), within five (5) business days of the Company’s delivery of the Company VWAP Conversion Notice, the Company shall issue to each holder of outstanding Series 1 Notes such number of shares of Common Stock, which shall not bear a restrictive legend or coding, and be immediately eligible for resale by Payee pursuant to Rule 144 of the Securities Act, equal to (x) the unpaid principal amount and accrued interest thereon under such Series 1 Note divided by (y) the VWAP Conversion Price. For all purposes, interest on the principal amount of the Series 1 Notes shall be deemed to have ceased accruing as of the date of the Company VWAP Conversion Notice. Upon the issuance of Conversion Shares pursuant to this Section 2(e) in respect of a Series 1 Note, the Company’s obligations in respect of such Series 1 Note with the exception of those obligations under Section 2(f) and Section 7 hereof, which shall continue, shall be deemed to have been satisfied in all respects and such Series 1 Note shall be deemed to have been cancelled with no further action required by any Person.

(f) Conversion Procedures. For purposes of calculating the number of Conversion Shares to be issued pursuant to a Conversion Event, the amount of the outstanding GBP-denominated principal and accrued interest of this Note shall be converted into the U.S. Dollar equivalent by using the average GBP to U.S. Dollar spot rate for the five (5) day period ending on (and including) the date immediately preceding the date of the applicable Election Notice (the “Spot Rate”), as published by the Wall Street Journal or such other U.S. nationally recognized publication reasonably selected by the Company. The Company shall not issue any fractional shares of Common Stock upon a Conversion Event but rather, at the Company’s election, shall either (i) round up to the nearest whole number the number of shares of Common Stock to be issued to a holder of a Series 1 Note in connection with such Conversion Event, or (ii) promptly pay the U.S. dollar equivalent at the Spot Rate to the Payee using the Fixed Conversion Price or VWAP Conversion Price applicable to the Conversion Event. Such payment shall be made by check or such other method as determined by the Company to the address specified for the Payee in the applicable Election Notice, or if no such address is specified, to the address for such Payee as set forth in the Company’s records.

3.	Events of Default and Acceleration.

(a) The occurrence of any of the following shall constitute an “Event of Default” under this Note:

(i) Failure to Pay. The Company shall fail to pay (i) when due any principal payment on the due date hereunder or (ii) any interest payment or other payment required under the terms of this Note on the date due; or

(ii) Breaches of Covenants. The Company shall materially fail to observe or perform any covenant, obligation, condition or agreement contained in this Note (other than those specified in Section 1) and such failure shall continue for thirty (30) days after the Company’s receipt of written notice to the Company of such failure; or

(iii) Bankruptcy or Insolvency Proceedings. The Company shall apply for or consent to an Insolvency Proceeding (as defined herein) of the Company or fails to have an Insolvency Proceeding commenced against the Company dismissed or similarly discharged within sixty (60) days following the commencement thereof. As used herein, the term “Insolvency Proceeding” means the occurrence of any of the following: (i) the Company makes a general assignment for the benefit of creditors; (ii) an order, judgment or decree from a court is entered adjudicating the Company bankrupt or insolvent; (iii) any order for relief with respect to the Company is entered under any applicable U.S. bankruptcy law; (iv) the Company petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Company or of any substantial part of the assets of the Company, or commences any proceeding relating to the Company under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction in the United States; or (v) any such petition or application is filed, or any such proceeding is commenced, against the Company and not dismissed or stayed within sixty (60) days.

(b) If there shall be any Event of Default under Sections 3(a)(i) or (ii), then, at the option and upon the declaration of the Payee, but subject to the obligations of the Payee and the Company in the Subordination Agreement, and upon written notice to the Company and the Agent, this Note shall accelerate, and all principal and unpaid accrued interest shall immediately become due and payable without presentment, demand, protest or any other action nor obligation of the Holder of any kind, all of which are hereby expressly waived, and Holder may exercise any other remedies the Holder may have by contract, at law or in equity. If there shall be any Event of Default under Section 3(a)(iii), then subject to the obligations of the Payee and the Company in the Subordination Agreement, all principal and unpaid accrued interest shall automatically, and without any declaration, notice or other action on the part of any Holder, become immediately due and payable without presentment, demand, protest or any other action nor obligation of the Holder of any kind, all of which are hereby expressly waived, and Holder may exercise any other remedies the Holder may have by contract, at law or in equity.

(c) From and after the occurrence and during an Event of Default until the earliest of (i) the date that such Event of Default has been cured, or (ii) the date of the full payment of all principal and unpaid accrued interest on this Note additional interest shall accrue on the principal amount of this Note of one percent (1%) per annum. The Company shall not be permitted to exercise its conversion right pursuant to Sections 2(d) and (e) hereof during any period that there exists an Event of Default which is continuing. Notwithstanding the foregoing, or anything to the contrary contained herein, the Company shall be permitted to exercise its conversion rights pursuant to Sections 2(d) and 2(e) hereof during the occurrence of an Event of Default resulting from nonpayment of any portion of the principal and accrued interest by the Company outstanding on or after the Maturity Date.

4.	Subordination. This Note is subordinated in right of payment to the Senior Loans as set forth in the Subordination Agreement.

5.

Set-Off Right. Subject to the terms of the Purchase Agreement, the Company shall have the right to deduct and set-off (each, a “Set-Off Event”) any amount to which it is entitled thereunder (each, a “Set-Off Amount”) against any amount payable hereunder including, without limitation, by a corresponding reduction in the amount of outstanding principal or interest hereunder. If there is one or more Set-Off Events prior to a Conversion Event or the Maturity Date, the then outstanding principal amount of this Note shall be reduced by the Set-off Amount.

6.

Representations and Warranties of the Company. The Company represents and warrants to Payee that the statements set forth in this Section 6 are true and correct as of the date of the issuance of this Note:

(a) Organization and Authority of Company. The Company is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation. The Company has full corporate power and authority to enter into and perform its obligations under this Note. The execution, delivery and performance by the Company of this Note have been duly authorized by all requisite corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize the execution, delivery and performance of this Note. This Note has been duly executed and delivered by the Company, and (assuming due authorization, execution and delivery by each other party hereto) this Note constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

(b) No Conflicts; Consents. The execution, delivery and performance by the Company of this Note, does not and will not: (i) conflict with or result in a violation or breach of, or default under, any provision of the certificate of incorporation, by-laws or other organizational documents of the Company; (ii) conflict with or result in a violation or breach of any provision of any law or governmental order applicable to the Company; or (iii) require the consent, notice or other action by any Person, except for any consent, notice or other action obtained, made or taken, respectively, on or prior to the date of the issuance of this Note.

7.	Miscellaneous.

(a) Successors and Assigns; Transfer of this Note. Subject to the restrictions on transfer described in this Section 7, the rights and obligations of the Company and Payee shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

(b) Payee shall not offer, sell, pledge, encumber, dispose or otherwise transfer (“Transfer”) this Note, in whole or in part, or any right or obligation hereunder, without the express prior written consent of the Company, which shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, this Note may be transferable by Payee without the consent of the Company under the following circumstances:

(i) this Note may be transferred by will or applicable law (including without limitation relating to intestacy and laws of descent and distribution), upon the death of the Payee;

(ii) a Payee may transfer all or part of this Note to a Privileged Relation or to trustees to be held upon Family Trust, or a company controlled (with a minimum 51% shareholding) by the Payee and/or his or her Privileged Relations; and

(iii) where this Note has been transferred to Privileged Relations or trustees of a Family Trust pursuant to this Section 7(b)(ii), the Privileged Relations or the trustees of such Family Trust may transfer any such Notes to a person or persons shown to the reasonable satisfaction of the Company to be (i) the trustees for the time being (on a change of trustee) of the Family Trust in question; and/or (ii) any Privileged Relation of the transferee, not being an infant or an undischarged bankrupt.

No Transfer of this Note shall limit or otherwise adversely affect the Company’s rights under Section 5. Notwithstanding Section 7(b), no Transfer of this Note shall be permitted without the prior express written consent of the Company if (i) the proposed transferee of this Note is not, at the time of such Transfer, an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act or otherwise eligible to receive this Note without a registration statement then-being in effect with respect to this Note under the Securities Act or (ii) as a result of such Transfer, this Note, if converted into Common Stock pursuant to Section 2(b) or Section 2(c) hereof after the eighteen (18) month anniversary of the Issue Date, or pursuant to Section 2(d) or Section 2(e) hereof after the Rule 144 Trigger Date, would not be immediately eligible for resale by Payee pursuant to Rule 144 of the Securities Act.

(c) The Company shall not assign its interest in this Note, either voluntarily or by operation of law, without the prior written consent of the Requisite Holders.

(d) Subject to Section 7(b), transfers of this Note shall be registered upon the registration books maintained for such purpose by or on behalf of the Company. The Company shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and the Company shall not be affected by notice to the contrary. Additionally, upon the occurrence of any transfer (i) pursuant to Section 7(b) above, the term “Payee” herein shall be deemed to refer to such transferee, and (ii) pursuant to Section 7(c), the term “Company” shall be deemed to refer to such transferee.

(e) Waiver and Amendment. Subject to the limitations in the Subordination Agreement, any provision of this Note may be amended, waived or modified upon the written consent of the Company and Payee. Without limiting the foregoing, any provision of this Note may be waived or amended, as applicable, upon the written consent of the Company and the Requisite Holders, provided, that (i) such waiver or amendment, as applicable, applies to all holders of outstanding Series 1 Notes and (ii) in no event shall such amendment or waiver reduce the aggregate principal amount and accrued interest thereon that remains unpaid as of the date of such amendment or waiver, as applicable.

(f) Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and mailed or delivered to the Company at 1201 Pennsylvania Ave., NW, 6th Fl., Washington, D.C. 20004 (with respect to notices to Company) and Payee at _______________________________________________(with respect to notices to Payee), or at such other address as a party shall have furnished to the other party in writing. All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being deposited with an overnight courier service of recognized standing or (iv) seven days after being deposited in the U.S. or U.K. mail, first class with postage prepaid, or the equivalent thereof.

(g) Nature of Obligation. This Note is a general unsecured obligation of the Company.

(h) Governing Law. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law provisions of the State of York, or of any other state or jurisdiction.

(i) Jurisdiction and Venue. Each of Payee and the Company irrevocably consents to the exclusive jurisdiction of, and venue in, the State of New York, or if under applicable law exclusive jurisdiction is vested in the federal courts, then the United States District Court for the Southern District of New York, in connection with any matter based upon or arising out of this Note or the matters contemplated herein, and agrees that process may be served upon them in any manner authorized by the laws of the State of New York for such persons.

(j) Waiver of Jury Trial. By acceptance of this Note, Payee hereby agrees and the Company hereby agrees to waive their respective rights to a jury trial of any claim or cause of action based upon or arising out of this Note.

(k) Tax Withholding. Notwithstanding any other provision to the contrary, the Company shall be entitled to deduct and withhold from any amounts payable or otherwise deliverable with respect to this Note such amounts as may be required to be deducted or withheld therefrom under any provision of applicable tax law, and to be provided any necessary tax forms and information, including Internal Revenue Service Form W-9 or appropriate version of IRS Form W-8, as applicable, from each beneficial owner of the Note. Any such amounts withheld pursuant to this Section shall be remitted to the appropriate taxing authority. If the Company withholds any tax pursuant to this Section, the Company shall provide notice to the Payee in reasonable detail of any such withholding and identify the basis for such withholding. To the extent such amounts are so deducted or withheld and paid over to the appropriate taxing authority, such amounts shall be treated for all purposes as having been paid to the Person to whom such amounts otherwise would have been paid.

(l) Interest Rate Limitation. Notwithstanding anything to the contrary contained in this Note, the interest paid or agreed to be paid under hereunder shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the “Maximum Rate”). If the Payee shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal remaining owed under this Note or, if it exceeds such unpaid principal, refunded to the Company. In determining whether the interest contracted for, charged, or received by the Payee exceeds the Maximum Rate, the Payee may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of this Note.

(m) Notice of Enforcement Action. The Company shall promptly provide written notice to the Payee in accordance with Section 7(f) hereof of any Enforcement Action commenced by the Agent.

(n) Specific Performance. The parties agree that irreparable damage would occur if any provision of this Note were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

(o) Counterparts. This Note may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument, but in making proof hereof, it shall only be necessary to produce one such counterpart containing signatures pages signed by each party.

(Signature Page Follows)

The company has caused this Note to be issued as of the date first written above.

FISCALNOTE HOLDINGS, INC.

By:
Name:	John Slabaugh
Title:	Chief Financial Officer

ACKNOLWEDGED AND AGREED:

By
Name: